Exhibit 99.1

Endwave Reports Third Quarter 2008 Financial Results

Revenues Increase 23% Year-over-Year Driven by Non-Telecom Product Sales

SAN JOSE, Calif.--(BUSINESS WIRE)--October 21, 2008--Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its third quarter of 2008, which ended on September 30, 2008.

Revenues were $17.0 million for the third quarter of 2008, compared with $13.8 million for the third quarter of 2007 and $17.3 million for the second quarter of 2008. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the third quarter of 2008 was $999,000, or $0.11 per share, compared with net loss for the third quarter of 2007 of $1.7 million, or $0.14 per share, and net loss for the second quarter of 2008 of $760,000, or $0.08 per share.

Non-GAAP net income for the third quarter of 2008 was $334,000, or $0.03 per diluted share, compared with non-GAAP net loss for the third quarter of 2007 of $215,000, or $0.02 per share, and non-GAAP net income for the second quarter of 2008 of $648,000, or $0.05 per diluted share. For the third quarter of 2008, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.0 million and amortization of intangible assets of $328,000. For the third quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $329,000. For the second quarter of 2008, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $328,000.

Cash, cash equivalents and investments as of September 30, 2008 were $44.1 million, comparable to the $44.0 million at June 30, 2008.

"We are pleased to have generated strong year-over-year revenue gains driven by increased demand for our non-telecom products, which represented over one third of our September quarter revenues,” said Ed Keible, Endwave's CEO and President. “We believe our strategy to diversify our product offerings beyond the telecom market is beginning to provide the expected benefits. Although we are in a challenging and uncertain credit environment, our cash position remains strong and we are confident in our ability to weather the current economic turbulence.”

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time. Investors are invited to participate in the conference call by dialing (303) 262-2140 by 1:20 p.m. Pacific time. Starting approximately one hour after the completion of the live call, a replay will also be available until October 28. To access the recording, dial (303) 590-3000 (Pass code: 11120864 #). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about Endwave can be accessed from its web site at www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$29,085	$38,992
Short-term investments	14,976	5,464
Accounts receivables, net	10,277	9,362
Inventories	15,670	12,434
Other current assets	1,413	1,168
Total current assets	71,421	67,420
Long-term investments	-	4,501
Property and equipment, net	3,751	2,999
Other assets	239	212
Restricted cash	625	25
Goodwill and intangible assets, net	6,489	7,432
Total assets	$82,525	$82,589

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,264	$3,422
Accrued warranty	2,672	2,712
Accrued compensation	3,134	2,240
Other current liabilities	762	2,251
Total current liabilities	10,832	10,625

Other long-term liabilities	24	116
Total stockholders' equity	71,669	71,848
Total liabilities and stockholders' equity	$82,525	$82,589

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Total revenues	$16,979	$13,794	$48,440	$42,084
Costs and expenses:
Cost of product revenues	11,798	9,940	33,529	30,768
Cost of product revenues, amortization of intangible assets	149	149	447	399
Research and development	2,943	2,792	8,715	7,906
Selling, general and administrative	3,200	3,230	9,927	9,709
Amortization of intangible assets	179	180	537	352
Total costs and expenses	18,269	16,291	53,155	49,134
Loss from operations	(1,290)	(2,497)	(4,715)	(7,050)
Interest and other income, net	291	842	1,042	2,708
Loss before provision for income taxes	(999)	(1,655)	(3,673)	(4,342)
Provision for income taxes	-	-	22	-
Net loss	$(999)	$(1,655)	$(3,695)	$(4,342)
Basic and diluted net loss per share	$(0.11)	$(0.14)	$(0.40)	$(0.37)
Shares used in calculating basic and diluted net loss per share	9,216,760	11,618,746	9,182,041	11,590,059

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
Total revenues	$16,979	$13,794	$48,440	$42,084
Costs and expenses:
Cost of product revenues	11,610	9,740	32,975	30,273
Research and development	2,718	2,562	8,021	7,294
Selling, general and administrative	2,608	2,549	8,085	7,715
Total costs and expenses	16,936	14,851	49,081	45,282
Income (loss) from operations	43	(1,057)	(641)	(3,198)
Interest and other income, net	291	842	1,042	2,708
Income (loss) before provision for income taxes	334	(215)	401	(490)
Provision for income taxes	-	-	22	-
Net income (loss)	$334	$(215)	$379	$(490)
Basic net income (loss) per share	$0.04	$(0.02)	$0.04	$(0.04)
Diluted net income (loss) per share	$0.03	$(0.02)	$0.03	$(0.04)
Shares used in calculating basic net income (loss) per share	9,216,760	11,618,746	9,182,041	11,590,059
Shares used in calculating diluted net income (loss) per share	12,344,673	11,618,746	12,330,665	11,590,059

Basis of presentation:
1. Non-GAAP operating results exclude amortization of intangible assets and non-cash stock compensation expense.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2008	Sept. 30, 2007	Sept. 30, 2008	Sept. 30, 2007
GAAP net loss	$(999)	$(1,655)	$(3,695)	$(4,342)
Cost of product revenues, amortization of intangible assets	149	149	447	399
Cost of product revenues, stock-based compensation expense	188	200	554	495
Amortization of intangible assets	179	180	537	352
Research and development, stock-based compensation expense	225	230	694	612
Selling, general and administrative, stock-based compensation expense	592	681	1,842	1,994
Non-GAAP net income (loss)	$334	$(215)	$379	$(490)

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com